SINO-FOREIGN CO-OPERATIVE COMPANY CONTRACT


                 CHAPTER 1 - GENERAL PRINCIPLES AND DEFINITIONS


        Sanhe  City  Yanjiao  Sinoway  Biotech  Ltd.  (hereinafter  referred  as
"Sinoway") and Allwin Newtech Ltd. of British Virgin Islands (hereinafter referred as "Allwin") agree, on the basis of mutual benefit and equity, through friendly negotiations, to establish a joint venture within Sanhe Yanjiao
Economic and Technological Development Zone of Hebei Province, China in accordance with the Sino- Foreign Co-operative Enterprise Law of China. Therefore, the parties agree as follows.

The following words and phrases shall be construed in accordance with the meaning defined hereunder:

"Approval Authority" means the Ministry of Foreign Trade and Economic Cooperation of China, Hebei provincial bureau of foreign trade and economic cooperation, or Sanhe municipal office of foreign trade and economic cooperation.

"Commencement Date" means the date that the board of directors decides that Sanhe Kailong Bio- Pharmaceutical Limited (the "JVC") shall start to operate.

"Contract Date" means the date that all parties to this Contract sign the Contract.

"Employees" means all employees of the JVC except senior management staff of the JVC.

"Establishment Date" means the date on which the business license has been issued by the Sanhe City Industry and Commerce Bureau after the parties have applied for registration of the JVC in accordance with Article 7 of the Implementation Rules of the Cooperative Enterprise Law of the People's Republic of China and Registration Rules for Cooperative Enterprises in the People's Republic of China. On the Establishment Date, the JVC shall be established in accordance with Article 2 of this Contract.

"Senior Management Staff" means the General Manager and the Deputy General Manager, and other employees recognized or designated as such by the board of directors.

"Government" means the central government of People's Republic of China, the provincial government and all their departments as well as their authorized agencies.

"Chinese  Law"  means  all  the  laws,  regulations,   rules,  and  stipulations
promulgated by the "Government" of the People's Republic of China and other all relevant supplementary regulations.

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                              CHAPTER II - PARTIES

Article Parties to this Contract are:

     Sanhe City Yanjiao Sinoway Biotech Ltd., incorporated and validly existing under the laws of China, having its registered office at Yanjiao Economic and Technological Development Zone, Sanhe City, Hebei, China 065201 and having Mr. Huimin Liu as its legal representative, position: Chairman, nationality: Chinese Citizen

               ("Sinoway")

AND:

     Allwin Newtech Ltd., incorporated and validly existing under the laws of British Virgin Islands, having its registered office at the Arawak Chambers, P.
O. Box 173, Road Town, Tortola, British Virgin Islands, and having Mr. Longbin Liu as its legal representative, position: President, nationality: Canadian Citizen

               ("Allwin")

                            CHAPTER III - ESTABLISHMENT OF THE JVC

Article 2 The parties agree to establish a Sino-foreign co-operative company under the name of Sanhe Kailong Bio-Pharmaceutical Limited (the "JVC") within China with limited liability under the Sino-Foreign Co-operative Enterprise Law of China and other relevant laws and regulations.

Article 3 The Chines name of the JVC is [Chinese characters] (Sanhe Kailong Shengwu Yaoye Youxiangongsi). The English name of the JVC is Sanhe Kailong Bio-Pharmaceutical Co., Ltd., and the registered office of the JVC is: Yanjiao Economic and Technological Development Zone, Sanhe City, Hebei, China 065201.

Article 4 All activities of the JVC shall abide by and protected by Chinese Law.

Article 5 The JVC shall be organized as a limited liability company under Chinese Law. The JVC shall be qualified as an independent legal person under Chinese Law. Each party shall enjoy rights, share profits, and bear liabilities, risks, and losses according to Sino-Foreign Co-operative Enterprise Law of China and its detailed rules of implementation as well as the Articles of Association specified in this Contract. The Articles of Association shall be submitted to the Government for approval and shall be effective from the date of approval.

                   CHAPTER IV - OBJECTS AND SCOPE OF BUSINESS

Article 6 The purposes of the co-operation between Sinoway and Allwin are to utilize biological engineering technology, to research and manufacture new medicines so as to cure patients and to enhance health standards, level, and to have social and economic effects, based on the principle of mutual benefits.


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        This  investment  falls under the encouraged  category of the Industrial
Guide for Foreign Investment promulgated by the State Council of China:

        (XIII) pharmaceutical industry
            11.    new medicine manufactured by using bio-engineering technology

Article 7 The business scope of the JVC shall be: production, research, development of series of biological and chemical medicines and drugs, and sale of the products of the JVC.

Article 8 The JVC is estimated to produce annually five million pieces of recombinant human erythropoietin (rhEPO). The production scale of "Condensed Blood No. 8 Element, Insulin, and Artificial Blood" will be determined at a later time. With the development of the JVC and market demand, new products will be developed and production scale will be expanded.

         CHAPTER V - REGISTERED CAPITAL, TOTAL INVESTMENT AND FINANCING

Article 9 The total investment in the JVC shall be one hundred million ((Y) 100,000,000) RMB, equivalent to US $12,048,200 (the exchange rate between the US dollar and RMB shall be at 1:8.3).

Article 10 The registered capital of the JVC shall be US $5,000,000, equivalent to RMB (Y) 41,500,000. The registered capital shall be fully subscribed and paid. Each party's subscription in the registered capital is as follows:

        Sinoway shall subscribe RMB (Y) 10,375,000, equivalent to US $1,250,000, making up 25% of the registered capital of the JVC, and

        Allwin shall subscribe RMB (Y) 31,125,000, equivalent to US $3,750,000, making up 75% of the registered capital of the JVC.

        The conversion rate between US dollar and RMB yuan used in articles 9 and 10 shall be adjusted in accordance with the change of the market. The conversion of the subscription amount of each party shall be calculated by using the medium conversion rate between the buying rate and the selling rate of US dollars in China's foreign exchange market one day before the business license of the JVC was issued.

Article 11 Allwin shall be responsible for financing the difference between the total investment and registered capital and for making loans to the JVC. The terms of the loans shall be specified by Allwin and the JVC separately in another contract.

Article 12 The parties shall make their contributions in the following modes.

Sinoway:

        a)     Land-use right accounting for RMB (Y) 10,075,000; and
        b)     Cash of RMB (Y) 300,000.


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Allwin:

     a)   Cash  of US  $1,750,000,  equivalent  to RMB  (Y)  14,525,000;  and

     b)   Equipment  accounting  for  US  $2,000,000,   equivalent  to  RMB  (Y)
          16,600,000.

        Notwithstanding the number of shares held by a party from time to time, a party's undivided percentage ownership of the JVC will be determined by its participating interest which will be in accordance with the following:

        a) if each party subscribes and contributes according to Article 12 of this Contract, the parties shall have the following Participating Interests and shall be deemed to own the following contributions:

Participant            Participating Interest        Contribution (RMB)
---------------       ------------------------      ---------------------------
Sinoway                            25%               (Y) 10,375,000

Allwin                             75%               US $3,750,000 equivalent to
                                                     (Y) 31,125,000


        b) if a party fails to make its full initial contribution as set out above, then that party shall have its Participating Interest reduced to a percentage equal to the product of the following formula:

               cumulative contributions by failing party
               ---------------------------------------------------- x 100%
               cumulative contributions by both parties

               In accordance with relevant provision of Chinese law, the minimum percentage of equity holding in the registered capital of the JVC shall be agreed as follows:

               i) If Sinoway chooses not to contribute its registered capital, its minimum percentage of equity holding in the registered capital of the JVC shall be 15%;

               ii) If Allwin chooses not to contribute its registered capital, its minimum percentage of equity holding in the registered capital of the JVC shall be 25%.

     c) if both parties agree to increase the registered capital of the JVC specified in Article 10 of this Contract, each party shall increase its share of the registered capital of the JVC in accordance with its initial share of the registered capital of the JVC. If a party is unable to contribute the increased portion of the registered capital of the JVC, then the contributing party shall have the following options: increase its registered capital contribution and treat such increased portion as a loan to the JVC with priority repayment privilege from the interests earned by the JVC, or regain its increased portion of the registered capital from the registered capital of the JVC.

        The failing party shall have its portion of the registered capital reduced to a percentage equal to the product of the following formula:


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 cumulative contributions in the registered capital by failing party
 ------------------------------------------------------------------------ x 100%
 cumulative contributions in the registered capital by both parties

        The failing party's share in the registered capital of the JVC may be diluted to a minimum of 15% for Sinoway and 25% for Allwin. Such party's minimum share is carried interest and shall not be subject to further dilution. The holder of carried interest shall have the right to receive profits based on is carried interest in the registered capital of the JVC and the right to undertake financial examination of the JVC. The holder of the carried interest shall not have the right or obligation to make any further contribution to the registered capital of the JVC.

Article 13 The payment schedule for contributions to the registered capital by the parties shall be as follows:

     a) Within three months from the Establishment Date, Sinoway shall complete the transfer of land-use right to the JVC, and pay cash of RMB (Y) 300,000 to the registered capital of the JVC; Allwin shall pay 15% of its equity share in the amount of US $562,500, equivalent to RMB (Y) 4,668,750 to the registered capital of the JVC.

     b) Within one year from the Establishment Date, Allwin shall pay 45% of its remaining amount in the registered capital, i.e., US $1,275,000, equivalent to RMB (Y) 10,582,500.

     c) Within two years from the Establishment Date, Allwin shall pay the remaining amount of its share in the registered capital of the JVC and be responsible for financing the difference between the total investment and registered capital.

Article 14 Transfer of part or whole of the equity contribution by one party to a third party shall be made by consent from all parties to the JVC, and shall be filed with the Approval Authority for approval. When one party transfers part or whole of its equity contribution in the JVC, the other party shall have the first right of refusal to buy. However, the following transfer shall not constitute the kind of transfer contemplated under this Contract, i.e., the non-transferring party does not have the first right of refusal;

     a)   transfer due to the requirements of going public of one party;

     b)   transfer to the parent company or the  subsidiary  company of the JVC;
          and

     c)   transfer agreed to by both parties.

        Unless otherwise stipulated in this Contract, obligations and debts specified in this Contract shall not be transferred to a third party without the consent of both parties to the JVC.

        If the JVC needs to borrow money, and the lender requires security for its loan, any party to the JVC may pledge part or whole of its equity shares in the JVC as security for the loan. But such pledge shall be subject to consent by both parties.

                  CHAPTER VI - OBLIGATIONS AND RESPONSIBILITIES

Article 15 The parties shall respectively have the following obligations and responsibilities:

        Sinoway shall have the following responsibilities and obligations:

     a) to assist the JVC to apply to the relevant Chinese government departments for approval, registration, and other filing;

     b) to introduce the results of scientific research by the People's Liberation Army Academy of Military Medical Sciences concerning biological medicines;

     c)   to train production technicians and quality inspection staff;

     d) to provide information and materials on product technology and product design;

     e) to be responsible to obtain the certificate of the advanced technology enterprise for the JVC;

     f) to share the responsibility and risk on the basis of equity share ratio in the JVC;

     g)   to deal with other  matters as entrusted by the JVC from time to time;
          and

     h) to co-ordinate the relationship between the JVC and the relevant Chinese governments.

        Allwin shall have the following responsibilities and obligations:

     a) to assist the JVC in purchasing and selecting proper and advanced equipment and machinery in good working order, which cannot be manufactured in China and are needed by the JVC in its research, production or quality control, by co-ordinating with foreign companies;

     b) to assist the JVC to train the senior management personnel and the principal technical staff, quality inspection staff, and sales staff at the JVC;

     c) to assist the sales staff of the JVC to develop international market for the products;

     d)   to deal with other matters as entrusted by the JVC from time to time;

     e) to share the responsibility and risk on the basis of equity share ratio in the JVC; and

     f)   to be responsible to other matters as entrusted by the JVC.

                             CHAPTER VII - TRANSFER OF TECHNOLOGY

Article 16 Sinoway shall  transfer its ownership  right in the technology to the
JVC,  including  possession  right,  use  right,   profit-receiving  right,  and
disposition right. The JVC shall be the rightful owner of all these rights.


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Article  17 The  parties  agree  that the JVC shall  entrust  Sinoway  to sign a technology transfer agreement with People's Liberation Army Academy of Military Medical Science and other scientific research institutes on behalf of the JVC in order to obtain advanced technology for the purpose of achieving the production goals and scale contemplated in Chapter IV of this Contract, including product
design,  manufacturing  procedure,   examination  methods,  production  formula,
quality standards, and personnel training, etc.

Article 18 With respect to the technology transfer, Sinoway provides the following warranties and guarantees:

     a) all technology concerning design, manufacturing, industrial process, vesting, and inspection of the biological products provided by Sinoway are complete, accurate and reliable;

     b) Sinoway shall transfer all the technology specified in this Contract and in the technology transfer agreement to the JVC, and guarantees that the technology provided by Sinoway is advanced, the model and quality of the equipment are excellent and suitable to the industrial operation and actual utilization;

     c) Sinoway shall provide a detailed list of all the technology and the technical services specified in the technology transfer agreement as its schedule, and fully guarantees the implementation of the technology transfer agreement and its schedule;

     d) equipment blueprints and drawings, technological conditions, and other detailed materials are part of the technology to be transferred, Sinoway guarantees to provide them in a timely manner;

     e) during the period when the technology transfer agreement is still valid, Sinoway shall provide the JVC with any product improvements, and all information and technical materials concerning the improvements in a timely manner, and shall not charge any fees for such provision of improvements, its information and technical materials;

     f) Sinoway guarantees that all technicians and workers will master the transferred technology as specified in the technology transfer agreement within the period of validity of the technology transfer agreement; and

     g) after the establishment of the JVC, the JVC shall have an exclusive ownership right over the four products of EPO, Condensed Blood No. 8 Element, Insulin, and Artificial Blood, as well as any other products the JVC has done research on, developed, produced and sold; Sinoway guarantees that it will not compete with the JVC in research, development, production, and sale of the four products of EPO, Condensed Blood No. 8 Element, Insulin, and Artificial Blood.

Article 19 If Sinoway fails to provide the technology and equipment specified in this Contract and the technology transfer agreement, or its found deceptive or to conceal anything from the JVC, Sinoway shall be responsible to compensate for all direct economic losses suffered by the JVC.


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                     CHAPTER VIII - CONTRIBUTION OF CAPITAL

Article 20 According to the provisions in this Contract, Sinoway shall transfer the technology to JVC in time; Allwin shall contribute the difference between the registered capital and the total investment to the account of JVC in accordance with progress of the JVC preparation and construction and relevant regulations.

Article 21 If any party failed to fulfill the obligation specified in Article 20 of this Contract, and resulting in losses to the other party or the JVC, the failing party shall be responsible for all the losses resulting from its default.

                        CHAPTER IX - SALES OF THE PRODUCT

Article 22 The parties agree that the sales policies of the products produced by the JVC shall be decided by its board of directors according to the best interest of the JVC. The best interest of the JVC shall be the best interest of the JVC as an entity rather than the best interest of any one party.

Article 23 The products of the JVC shall be distributed both in China and international market. 70% of the products are estimated to be sold in the Chinese market, and 30% of the products are estimated to be sold in international market. The products of the JVC for sale in China may be sold through the medicine and health departments of China, the wholesale or consignment sale of commercial departments, or direct sale by the JVC.

Article 24 The trademark for the products of the JVC shall be provided by Sinoway or registered by the JVC.

                         CHAPTER X - BOARD OF DIRECTORS

Article 25 The date when the JVC obtains its business license shall be the date for the establishment of the board of directors.

Article 26 The board of directors shall consist of five members, two appointed by Sinoway and three appointed by Allwin. The chairman of the board of directors shall be appointed by Allwin. The chairman and directors shall have a term of four years and can be reappointed or reelected. Either party may replace its director appointed by it with a notice to the other party.

Article 27 The board of directors is the highest decision-making organ and shall make all important decisions. The following matters shall be decided by unanimity in the board of directors:

     a)   amendment or revision of the Articles of Association;

     b)   dissolution of the JVC;

     c)   increase, decrease or transfer of the registered capital of the JVC;

     d)   mortgage of property of the JVC; and

     e) merger, dissolution, reorganization or acquisition involving the JVC and other economic organizations.

        Except for the above-mentioned matters, all other matters shall be decided by a simple majority in the board of directors.


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Article 28 The  chairman of the board shall be the legal  representative  of the
JVC. If the chairman cannot perform his/her duties due to some causes, the chairman may appoint any director to act on his/her behalf temporarily.

        The following persons are not qualified to be appointed as the director of the senior of the JVC:

     a)   criminally convicted in China or other countries;

     b) administratively punished under the public security regulations of China; or

     c)   mainly   responsible  for  causing   bankruptcy  in  another  economic
          organisation due to mismanagement.

        Persons with any one of the following circumstances shall not be appointed as the director or senior officer of the JVC:

     a)   without civil capacity or with restricted civil capacity;

     b) convicted for corruption, bribery, conversion of property, embezzlement or disturbing the socio-economic order and sentenced, and the time is shorter than five years from the completion of the sentence fulfillment; or convicted and deprived of political rights, and the time is shorter than five years from the completion of the sentence fulfilment;

     c) acting as the director, head, or manager of a bankrupt or insolvent company or enterprise and is personally responsible for the bankruptcy of the company or enterprise, and the time is shorter than three years from the completion of the bankruptcy and liquidation;

     d) acting as the legal representative of a company or enterprise whose business license has been revoked due to illegal activities, and is personally responsible for such illegal activities, and the time is shorter than three years from the revocation of the business license;

     e) has not paid personal debts of large amount which is overdue; or f) acting as civil servants in a government department.

        The responsibility and obligation of directors and senior officers are as follows:

     a) observe the regulation of the JVC, honestly perform their duties, vindicate the interest of the JVC;

     b) not pursue personal ends by utilizing their status and position in the JVC;

     c) shall not accept bribery and other illegal income by using their position and power in the JVC;

     d)   not possess or convert property of the JVC;

     e)   not embezzle the funds of the JVC or lend the funds to others;

     f) not deposit the funds of the JVC in his or her or any other person's personal account;

     g) not place the funds of the JVC as a security guarantee for either party of the JVC or any other person;

     h) not operate for self or for others any business similar with the business of the JVC or conduct any activities detrimental to the interest of the JVC. The income gained through such business operation or activity shall belong to the JVC;

     i) not sign any contract or make any deal with the JVC unless with consent from the board of directors or in accordance with the Articles of Association of the JVC;

     j) not disclose any confidential information of the JVC unless with consent from the board of directors or in accordance with the Articles of Association of the JVC; or
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     k)   compensate  the  losses  to  the  JVC  caused  by  violation  of  law, administrative regulations or the Articles of Association of the JVC in his/her performance of duties to the JVC.

Article 29 The board of directors shall hold at least one meeting each year. The meeting shall be chaired by chairman of the board. The chairman may call a provisional meeting at the request of two- fifths directors. The minutes of the meeting shall be maintained. The place of the meeting shall be decided by the chairman of the board, either in China or abroad. The quorum of a meting of the board shall be fixed at three with two from Allwin and one from Sinoway. All directors' resolution shall be in writing. The directors' resolution shall be binding. If a director for any reason is unable to attend a meeting of the board of directors, he/she may entrust a proxy in writing to attend the meeting on his/her behalf.

        Except for the special  resolutions of the board of directors set out in
Article 27 of this Contract, written resolutions passed by a simple majority of all the directors shall have the same legal effect as resolutions passed by the board of directors at formal meetings of the board. Written resolutions may include several documents with the same contents with each document signed by one or more directors. A director may fax or use other communication means to confirm that the director himself/herself has signed the original document and shall deliver the executed original documents to the registered address of the JVC within 14 days from the date of execution.

                             CHAPTER XI - ORGANISATION OF THE JVC

Article 30 The JVC shall establish a management structure that is responsible for the daily operations of the JVC. The management structure shall consist of one general manager and one deputy general manager, who will be appointed by the board of directors; one chief engineer, one chief accountant and one auditor, who will be nominated by the general manager and confirmed by the board of directors. Their terms of office shall be four years.

Article 31 The responsibilities of the general manager is to carry out the resolutions of the board of directors, and to organise daily operations of the JVC. The deputy general manager shall assist the general manager in the discharge of his/her duties and be responsible to the general manager. The chief engineer, chief accountant, and auditor are entrusted by the general manager and the deputy general manager to be responsible for technology, accounting, and auditing of the JVC respectively. The general manager shall have the right to make decisions on all important matters in the daily operations of the JVC. While the general manager is absent, the deputy general manager may act on behalf of the general manager.

        The JVC may appoint a number of department managers. These department managers shall be responsible for the operation of their respective departments, complete assignments from the general manager and the deputy general manager, and accountable to the general manager and deputy general manager.

Article 32 The board of directors may by its resolutions remove or replace the general manager, the deputy general manager or other Senior Management engaging in unethical activities, or serious negligence on their duties. The JVC shall sign an employment contract with each senior officer in accordance with the Labour Law of China.

                     CHAPTER XII - PURCHASE OF THE EQUIPMENT

Article 33 All the raw material, fuel, necessary accessories, transportation and office equipment shall be firstly purchased in China if the terms of purchase are the same with a foreign purchase.

Article 34 When Allwin is entrusted by the JVC to purchase equipment in the international market, the price and quality of the equipment shall be approved by Sinoway, if necessary, Sinoway may send its representatives to participate in the purchasing activities.

                CHAPTER XIII - PREPARATORY WORK AND CONSTRUCTION

Article 35 During the preparation and construction period, the JVC shall set up a preparatory committee consisting of five persons under the board of directors, two members from Sinoway and three from Allwin. The preparatory committee is mainly responsible for the project approval and all preparatory work. The JVC shall bear all the expenses of the preparatory committee. Sinoway shall have the first right of refusal as a contractor to these construction projects on the basis of good quality, competitive market price and reasonable construction time.

Article 36 The specific tasks of the preparatory committee are to examine the engineering design, to sign the relevant construction contracts, the purchase and inspect equipment and materials, to schedule construction speed, to establish a budget, to maintain a budgetary control on the project, to adopt management measures, and to maintain and file all the documents, drawings, files and materials.

Article 37 The parties shall establish a technical group under the leadership of the preparatory committee to deal with the examination, supervision, acceptance, and checking concerning the project design, construction quality, import of materials and technology.

Article 38 The structure, expenses, and wages for member staff of the preparatory committee shall be included in the project budget with the approval of the board of directors.

Article 39 After the completion of the project construction, the preparatory committee shall undertake a final acceptance and inspection procedure. After the final acceptance and inspection, the preparatory committee shall be dissolved by the board of directors.

                         CHAPTER XIV - LABOUR MANAGEMENT

Article 40 Terms on the employment, dismissal, salary, labor insurance, welfare, and disciplines and award shall be decided by the board of directors in accordance with the Labour Law of China, the Labour Management Measures Concerning Sino-Foreign Joint Ventures of the People's Republic of China, the Implementation Rules for the Labour Management Measures Concerning Sino-Foreign Joint Ventures. All these terms of employment shall be spelled out in the employment contracts between the JVC and the labor union of the JVC or the individual employees. The contract shall be filed with the Government labor administration department.

Article 41 The hiring, salary, social insurance, benefits, travel allowance and so on for the Senior Management recommended by both parties shall be decided by the board of directors.

                  CHAPTER XV - TAXATION, ACCOUNTING & AUDITING

Article 42 The JVC shall pay taxes in accordance with the Income Tax Law of the People's Republic of China Concerning Foreign Investment Enterprises and Foreign Enterprises, the Implementation Rules for the Income Tax Law of the People's Republic of China Concerning Foreign investment Enterprises and Foreign Enterprises, and other relevant laws and regulations. The JVC shall be entitled to the benefits of the following preferential policies implemented in the Yanjiao Economic and Technological Development Zone (the "Development Zone"):

        a) A foreign investment enterprise, from the year beginning to make profit, shall be exempted from income tax in the first and second years within two years and allowed a fifty percent reduction in the third to fifth years. After payment of the income tax by the foreign investment enterprise, the Development Zone Treasury Board shall return the fifty percent of the income tax paid;

        b) All foreign investment enterprises shall be exempted from the local income tax of 3%. In addition, productive foreign investment enterprises, from the year beginning to operate, shall be exempted from the housing tax and vehicle and ship license plate tax for five years;

        c) 40% of the paid income tax for the reinvestment part shall be returned if a foreign investor re-invests to his/her own enterprise or other enterprises in the Development Zone with his share of profit, and the business term is more than five years. The paid income tax for the reinvestment shall be returned if a foreign investor reinvests to the production exporting enterprises or to the advanced technology enterprises with his share of profit;

        d) For foreign investment enterprises with high technology that satisfies the state' technological area and confirmed conditions, provided that their high technological production has been approved by the provincial or higher level of technology department and examined by tax authority, 25% of the value-added tax actually paid by the year end shall be returned; and

        e) Foreign investment enterprises in the Development Zone shall be exempted from fixed assets investment orientation adjustment ax and land use tax.

Article 43 All the employees in the JVC shall pay the individual income tax and individual income adjustment tax in accordance with the Individual Income Tax Law of the People's Republic of China, the Implementation Regulations of the Individual Income Tax Law of the People's Republic of China, and other relevant regulations.

Article 44 The fiscal year of the JVC shall be from January 1 of each year to December 31. All accounting receipts, entries, statements, and accounts shall be in both Chinese and English.

Article 45 The JVC may either retain the accountant registered in China or branch office of a foreign accountant firm to undertake financial auditing and examination. The auditor submit its report to the board of directors and the general manager.

        If a party considers that it is necessary to retain a foreign auditor to undertake the annual auditing, the other party shall give its consent. All the expenses incurred from such auditing shall be borne by the proposing party.

Article 46 Within the first three months of a business year, the general manager shall organize the making of a balance sheet, a financial report, and a profit allocating plan for the previous year, and submit them to the board of directors for examination and approval.

        The JVC shall balance its foreign exchange by the following means:

        a) at the time of application for the establishment of the JVC, Sinoway shall submit an application to the foreign exchange control authority for quota on foreign exchange based on that the JVC has adopted advanced technology;

        b) the JVC shall apply for a membership in the Beijing or Tianjin or Hebei provincial foreign exchange swap centre so that the JVC may exchange its surplus RMB for hard currency;

        c) the JVC shall apply to be designated as "Advanced Technology Enterprise" so that the JVC can apply for preferential foreign exchange allowance from the foreign exchange control authority;

        d) the JVC shall export its products to the international market by an exclusive export agency agreement with Allwin and use its earnings from export to satisfy its needs for foreign exchange; and

        e) issues relating to balance of foreign exchange shall be dealt with in accordance with the Provisional Regulations on Foreign Exchange Control of the People's Republic of China.

                                CHAPTER XVI - TERM AND DURATION

Article 47 The JVC shall have a term of thirty (30) years from the Establishment Date of the JVC. The date on which the JVC receives its business license shall be the establishment date of the JVC.

Article 48 Upon the motion of one party, the board of directors may decide by unanimous vote to extend the term of the JVC, the JVC shall apply to the Approval Authority for approval within six months of the expiry of the term of the JVC.

                          CHAPTER XVII - DISSOLUTION AND LIQUIDATION

Article 49 Upon the expiration of the JVC or the early termination of this Contract, the JVC shall be liquidated in accordance with legal procedures. The asset after liquidation shall be distributed to the parties on the basis of the equity share ratio in the registered capital of the JVC.

        When the Contract expires, Allwin shall have the right to apply for the extension of the Contract. Sinoway shall not refuse such application without due reason. The parties may negotiate a new contract based on this Contract. If this Contract is terminated early due to any reason before the expiry date, the distribution of the assets of the JVC shall be carried out on the basis of their beneficial interest the parties have in the JVC at the time of such early termination.

        The  JVC  shall  be  dissolved  or   liquidated   under  the   following
circumstances:

     a) the JVC has operated for a fully thirty (30) years and the board of directors does not extend the term of the JVC;

     b) the objectives of the JVC cannot be realized or are very difficult to be realized, for example, the major natural disasters or radical change in Chinese Law and policy;

     c) the JVC cannot continue to operate due to force majeure events and has suffered huge loss;

     d) if the JVC has a cumulative loss of 40% of the registered capital and the loss has resulted in that the JVC cannot operate normally, Sinoway and Allwin shall consult on whether the JVC should continue. Sinoway and Allwin agree that the JVC shall be terminated;

     e) the loss of the JVC accounts for 80% of the registered capital of the JVC and one party requests the liquidation of the JVC;

     f) one party or both parties voluntarily or involuntarily declare bankruptcy, insolvency, dissolution, or liquidation;

     g) one party fails to perform the contractual obligations contained in this Contract or fails to perform its contractual obligations up to the standards required under this Contract; and such non-performance has caused significant loss to the other party;

     h) the Chinese government authority has struck the JVC off the record or orders it to stop operations due to illegal activities; or

     i)   both parties agree to dissolve the JVC.

        The board of directors shall establish a liquidation committee in accordance with the share ratio of each party based on the provisions of this contract. The mandate of the liquidation committee shall be clearing all the assets and debts of the JVC, making a financial report and balance sheet, preparing a liquidation plan, and reporting to the board of directors for approval and implementation. The board of directors shall adopt the liquidation principles and procedures. The board of directors shall decide the composition of the liquidation committee. During the liquidation period, the liquidation committee shall represent the JVC in any litigation involving the JVC.

        The JVC shall be responsible for its debts with all its assets. The remaining assets after the payment of all debts shall be distributed to the parties on the basis of their respective share ratio in the JVC.

        The liquidation committee shall have the right to sell the JVC as a "Going Concern" upon the approval of the Chinese Government. The board of directors in consultation with the liquidation committee shall decide the price of the sale. The parties shall share the proceeds of the sale in accordance with their respective share ratio in the JVC.

        The liquidation committee shall try its best to sell the non-cash assets at best price. Any party may acquire, at the market price or at the price set by an independent appraiser, if within thirty (30) days a written agreement cannot be reached, part or all the non-cash assets in accordance the purchase contract and submit to the Approval Authority for approval. Such proceeds may be used to set off the share capital the JVC owes to such a party.

        Provisions set out in this Chapter shall be valid after this Contract is expired or the JVC is early terminated.

                                   CHAPTER XVIII - INSURANCE

Article 50 The JVC shall purchase various insurance policies from insurance companies within China. The types, values and terms of insurance shall be subject to the agreement between the JVC and the insurance companies and decided at meetings of the board of directors of the JVC.

                CHAPTER XIX - VALIDITY, AMENDMENT, MODIFICATION AND TERMINATION

Article 51 This Contract is binding, legal, and enforceable in accordance with Chinese Law and regulations. Either party is prohibited from breaching the terms or the spirits of this Contract.

        The Establishment Date of the JVC shall be the date the business license is issued to the JVC by the Chinese Government. This Contract shall become effective upon the approval of the Chinese Government.

        The parties may amend this Contract by written agreement and the amendment shall become effective only upon the approval of the original Approval Authority.

Article 52 If the JVC is unable to continue its performance of this Contract due to force majeure, or the JVC consecutively losses in its business operation so that the JVC is unable to continue its operation, the JVC can be early terminated and the Contract rescinded upon the unanimous consent of the board of directors, and the approval of the original Approval Authority.

Article 53 If one party fails to perform its obligations under this Contract or the Articles of Association, or commits serious breach of the provisions of this Contract or the Articles of Association, so as to force the JVC unable to achieve the objectives of the JVC under this Contract, the other party may deem this as a unilateral termination of this Contract by the defaulting party.

        If one party fails to perform its obligations under this Contract, or commits serious breach of the provisions of this Contract so as to cause the JVC unable to achieve the objectives of the JVC under this Contract, the other party may deem this as the termination of this Contract and shall have the right to claim and obtain compensation for loss from the defaulting party. The non-defaulting party may also request the Approval Authority to terminate this Contract.

                        CHAPTER XX - LIABILITIES FOR BREACH OF CONTRACT

Article 54 Any party who fails to contribute the full amount of capital within the time limits set out in Chapter 5 of this Contract shall pay the contract breach damages to the non-defaulting party in accordance with the provisions of this Article calculated from the first month the payment is overdue or the party is at default.

        The following constitutes a default event:

     a) any party fails to perform its obligations under this Contract, and such non-performance remains for 30 days from the date the defaulting party receives notice of default in writing from the other party, or such non-performance has not stopped within 30 days;

     b)   any party requests liquidation or ordered to be liquidated;

     c) any party or most of its assets are taken over by a liquidation organization or its management;

     d)   any party declares bankrupt or is insolvent or applies for bankruptcy.

        Under any of the above-reference circumstances, the non-defaulting party shall have the right to adopt any remedial means under this Contract or law, which may include legal actions in the court or other institutions with legal authority in order to stop the default and breach. The defaulting party shall not oppose to any legal measures or means adopted by the non-defaulting party.

        Unless otherwise provided in this Contract, any party who fails to pay to the JVC any money within the time limits shall pay interest to the JVC. The interest shall be calculated by adding 2% per month to the prime lending interest rate published by the People's Bank of China.

Article 55 The defaulting party shall be liable for its negligence that has caused that this Contract and its schedules could not be performed or fully performed. If both parties are in default, the parties shall respectively be liable for its own defaults based on the actual facts.

        If any party causes any loss to the other party due to its breach of this Contract, the defaulting party shall pay damages to the other party in the amount equal to its losses.

        The contract breach damages are RMB (Y) 100,000 for the first month of default, and shall be RMB (Y) 50,000 each month thereafter.

        The non-defaulting party has the following rights:

     a) to receive and retain RMB(Y)100,000 from the defaulting party and give notice to the defaulting party;

     b) to apply to the original Approval Authority for the termination of the Contract in accordance with this Contract;

     c) to claim and sue for damages from the defaulting party caused by the default of the defaulting party; and

     d) to agree to continue the operation of the JVC, however, such agreement shall not exonerate the defaulting party from paying damages to the non-defaulting party and the JVC.

        The non-defaulting party shall have the following means to enforce its rights:

     a)   cessation of infringements;

     b)   removal of obstacles;

     c)   return of property;

     d)   compensation for lasses;

     e)   payment of contract breach damages; and

     f)   any other means allowed by law.

        The limitation period for the claim for compensation shall not be more than five years from the time that the non-defaulting party knows or should have known that its rights have been infringed upon.

                                  CHAPTER XXI - FORCE MAJEURE

Article 56 If any party or the JVC is unable to complete any obligation under this Contract, including any plan or budget, due to a force majeure event, such a party shall not be deemed to have breached this Contract. If the force majeure event delays any party or the JVC from performing its obligations under this Contract, the obligations under this Contract and other rested obligations shall also be postponed. The length of such postponement shall include the time for reparation of damages and restoration of the business operation.

        The above-mentioned force majeure refers to the following events: laws, regulations, orders or directives issued by any "Government" or State in legal or other forms, enemy sabotage, navigational hazard, fire, torrential rainstorm, typhoon, earthquake, epidemic, contagious disease, accident, hostilities, war (formally declared or without declaration), blockade, unforeseeable embargo or other activity from the hostile party, strike or other labor disputes, riot insurrection, and all other force majeure events not caused by the error or negligence of the informing party, and cannot be controlled by the informing party.

        The informing party shall immediately notify the other party of the causes and date of the force majeure event, and provide evidence. Thereafter, the parties shall adopt all means to eliminate or lessen the effect of the force majeure event. If the force majeure that causes serious consequences for the business operation cannot be eliminated within one year, the parties shall consult and decide whether or not this Contract should be continued. Once the force majeure event disappears, the informing party shall notify the other party immediately.

                                 CHAPTER XXII - APPLICABLE LAW

Article  57  The  law  applicable  to  the  making,  validity,   interpretation,
performance, and settlement of dispute of this Contract is Chinese Law.

        According to prevailing international customs and Chinese Laws, unless otherwise stipulated by law, the laws of the People's Republic of China effective after the execution of this Contract shall not have the retrospective effect to this Contract.

        If within the term of this Contract, due to the implementation of new laws and policies, amendment or abolishment of the existing preferential laws and policies, resulting in the prevention or restriction of the rights in this Contract or increase of the obligations for Allwin or the JVC, the JVC shall at its cost adopt necessary measures to restore the original status of Allwin or the JVC. The means of remedy is as follows: applying with relevant authorities for an exceptional treatment, so as to eliminate the direct or indirect negative effects resulting from compliance with the new laws and policies.

        If  relevant  Chinese  Law  conflicts  with   international   treaty  or
convention that China has signed, except the provisions that China expressed her reservations, the international treaty or convention shall be applicable.

        If there is neither an applicable Chinese Law nor international treaty or convention which can be referred to on some matters involving the JVC, international customs shall be applicable.

                             CHAPTER XXIII - SETTLEMENT OF DISPUTE

Article 58 The parties shall settle, through friendly discussions first, all their disputes arising from or under this Contract. If the parties fail to resolve their disputes by friendly discussions, the parties shall submit their case to the Singapore International Arbitration Centre for arbitration in accordance with its arbitration rules. The arbitration award is final and has binding effect to both parties. The party that loses shall bear the legal fee.

Article 59 Except those parts of this Contract the parties have disputed, the remaining provisions of this Contract are still valid and effective and the parties shall continue to perform their duties under this Contract.

        The parties shall periodically hold discussions on the progress for the implementation of the Contract, and shall try their best to settle any dispute arising from the performance of this Contract through friendly negotiation.

        Any  dispute  shall be  settled  in  Singapore  in  accordance  with its
arbitration   rules  and  the  arbitration  rules  of  the  UNCITRAL  for  final arbitration:

     a) the parties fail to settle their disputes through friendly negotiation within ninety (90) days after the date a written notice is given;

     b)   both parties fail to require a mediation within thirty (30) days; or

     c)   the parties cannot reach an agreement on the selection of a mediation.

        The languages used in the arbitration shall be Chinese and English. All the materials, affidavits, statement of claim, statement of defense, arbitration award and supporting reasons shall all be in both Chinese and English.

        The arbitrator shall fully consider the provisions set out in this Contract and shall be capable to ascertain the intent of each party at the time of making this Contract.

        The arbitration award is final. Both parties shall not appeal.

                              CHAPTER XXIV - LANGUAGES AND TEXTS

Article 60 This Contract shall be written in both Chinese and English. Both versions are equally authentic and have same legal effect.

                               CHAPTER XXV - GENERAL PROVISIONS

Article 61 If this Contract conflicts with the Articles of Association of the JVC or any other documents, this Contract shall prevail.

        If anything occurs or expires on a non-business day due to time limits, the following day shall be deemed as the date of the occurrence or expiration.

        Time is of the essence of this Contract and shall be strictly observed. Any breach shall result in unfavorable consequence.

        The parties shall faithfully perform their obligations in this Contract with good faith. The parties shall use their best efforts to achieve the goals of the JVC.

        The parties shall try their best to obtain the preferential policies from the Government for the JVC and each party from time to time.

Article 62 If the notice relates to the rights and obligations of the parties, the original notice must also be sent by mail after being sent by telex, telegram, or facsimile.

        All the notices or correspondence shall be in writing and:

     a) be delivered by courier or telex or facsimile to the registered address of the receiving party. Under such circumstance, such notice or correspondence shall be deemed to have been delivered to such address on the day of delivery or the day following (if the delivery is not done in a business day); and

     b) telex and facsimile shall be sent to the registered address of the receiving party. If received before 3 p.m. local time, such notice or correspondence shall be deemed received on the same day. Otherwise the notice or correspondence shall be deemed received on the following business day. If the following day is not a business day, such notice or correspondence shall be deemed received the next business day. If one party changes it business address, the party shall notify the other party in the manner described above and such change shall take effect immediately.

Article  63  This  Contract  is  signed  by  the  representatives   respectively
authorized by each party in Beijing on April 18, 1998.

               IN WITNESS WHEREOF the parties hereto have executed this Contract the day and year first written above.

The Corporate Seal of Sanhe City Yanjiao      )
Sinoway Biotech Ltd. was hereunto affixed     )
in the presence of                            )
                                              )
/s/                                           )             c/s
Authorized Signatory                          )
                                              )
                                              )
Chairman                                      )
Occupation                                    )


The Corporate Seal of Allwin Newtech Ltd.     )
was hereunto affixed in the presence of       )
                                              )
/s/                                           )
Authorized Signatory                          )             c/s
                                              )
                                              )
President                                     )
Occupation                                    )
                                              )